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                                                               EXHIBIT 4.2(a)(2)
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                                EKCO GROUP, INC.,
                                         Issuer



                           THE GUARANTORS NAMED HEREIN

                                       and

                       STATE STREET BANK AND TRUST COMPANY
                       (successor to FLEET NATIONAL BANK),
                                         Trustee







                              --------------------

                          First Supplemental Indenture

                          Dated as of January 16, 1998

                                       to

                                    Indenture

                           Dated as of March 25, 1996





                              ---------------------




                                  $125,000,000

                          9 1/4 % Senior Notes due 2006


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         FIRST SUPPLEMENTAL INDENTURE, dated as of January 16, 1998, among EKCO
GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "the Company") and having its principal office at 98 Spit Brook Road, Nashua, New Hampshire 03062, the Guarantors whose signatures appear below (each a "Subsidiary" and collectively the "Subsidiaries"), and STATE STREET BANK AND TRUST COMPANY (successor to FLEET NATIONAL BANK), as Trustee (herein called the "Trustee") to the INDENTURE, dated as of March 25, 1996, among the Company, the Initial Guarantors described therein and the Trustee (herein called the "Indenture").

                             RECITALS OF THE COMPANY

         The Company, the Initial Guarantors and the Trustee have heretofore executed and delivered the Indenture, pursuant to which the Company has duly issued an aggregate of $125,000,000 principal amount of its 9 1/4 % Senior Notes due 2006 (herein called the "Securities").

         The Company, directly or indirectly, owns beneficially and of record 100% of the capital stock of each of APP Holding Corporation ("APP Holding") and Aspen Pet Products, Inc. ("Aspen Pet Products", and together with APP Holding, the "New Guarantors"). Each of the New Guarantors has derived and will derive direct and indirect economic benefit from the issuance of the Securities; accordingly, the New Guarantors have duly authorized the execution and delivery of this Supplemental Indenture to provide for its guarantee with respect to the Securities as set forth in the Indenture.

         All things necessary to make this Supplemental Indenture a valid agreement of the New Guarantors and the Guarantees of the New Guarantors, when this Supplemental Indenture is executed by it, the valid obligations of the New Guarantors in accordance with its terms, have been done.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the terms and conditions of the Indenture, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Securities, as follows:


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                                   ARTICLE ONE

                              Subsidiary Guarantees

         SECTION 1.01.    SUBSIDIARY GUARANTEE.

         Each of the New Guarantors by the execution of this Supplemental Indenture, hereby covenants and agrees to be and become a Guarantor and to be bound by all of the terms and conditions of the Indenture, including without limitation the Guarantee of the Securities set forth in Article XI of the Indenture, with the same force and effect as though each has been a signatory to the Indenture and had executed and delivered its Subsidiary guarantee endorsed on the Securities.

                                   ARTICLE TWO

                        Definitions and Other Provisions
                             of General Application

         SECTION 2.01     DEFINITIONS, INCORPORATION OF PROVISIONS.

         Terms used herein without definition shall have the meaning prescribed therefor in the Indenture. The provisions of Articles I and XI, both inclusive, are incorporated herein with the same force and effect as though set forth herein in their entirety.

         SECTION 2.02.    INDENTURE PROVISIONS.

         Except as specifically amended by this Supplemental Indenture, the Indenture shall remain in full force and effect.

         SECTION 2.03     GOVERNING LAW.

         This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the day and year first above written.


                                EKCO GROUP, INC.


Attest:                         By:       /s/ DONATO A. DENOVELLIS
                                          -----------------------
                                          Name:     Donato A. DeNovellis
                                          Title:    Executive Vice President
/s/ JOHN JAY ALTHOFF                                Finance and Administration
-------------------                                 and Chief Financial Officer
John Jay Althoff, Secretary




                                STATE STREET BANK AND TRUST COMPANY,
                                as Trustee


                                By:       /s/ MICHAEL M. HOPKINS
                                          ---------------------
                                          Name:     Michael M. Hopkins
                                          Title:    Vice President

                      [Guarantors signatures on next page]


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GUARANTORS:

APP HOLDING CORPORATION                  EKCO MANUFACTURING OF OHIO, INC.

By:   /s/ DONATO A. DENOVELLIS           By:   /s/ DONATO A. DENOVELLIS
      ------------------------                 ------------------------
      Name:    Donato A. DeNovellis            Name:    Donato A. DeNovellis
      Title:   Vice President and              Title:   Vice President and
               Chief Financial Officer                  Chief Financial Officer


ASPEN PET PRODUCTS, INC.                 WRIGHT-BERNET, INC.

By:   /s/ DONATO A. DENOVELLIS           By:   /s/ DONATO A. DENOVELLIS
      ------------------------                 ------------------------
      Name:    Donato A. DeNovellis            Name:    Donato A. DeNovellis
      Title:   Vice President and              Title:   Vice President and
               Chief Financial Officer                  Chief Financial Officer

B. VIA INTERNATIONAL                     CLEANING SPECIALTY COMPANY
HOUSEWARES, INC.

By:   /s/ DONATO A. DENOVELLIS           By:   /s/ DONATO A. DENOVELLIS
      ------------------------                 ------------------------
      Name:    Donato A. DeNovellis            Name:     Donato A. DeNovellis
      Title:   Vice President and              Title:    Vice President and
               Chief Financial Officer                   Chief Financial Officer

EKCO DISTRIBUTION                        EKCO HOUSEWARES, INC.
OF ILLINOIS, INC.

By:   /s/ DONATO A. DENOVELLIS           By:   /s/ DONATO A. DENOVELLIS
      ------------------------                 ------------------------
      Name:    Donato A. DeNovellis            Name:     Donato A. DeNovellis
      Title:   Vice President and              Title:    Sr. Vice President and
               Chief Financial Officer                   Chief Financial Officer

KELLOGG BRUSH                            WOODSTREAM CORPORATION
MANUFACTURING CO.

By:   /s/ DONATO A. DENOVELLIS           By:   /s/ DONATO A. DENOVELLIS
      ------------------------                 ------------------------
      Name:   Donato A. DeNovellis             Name:     Donato A. DeNovellis
      Title:  Vice President and               Title:    Vice President and
              Chief Financial Officer                    Chief Financial Officer


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